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                                                                    EXHIBIT 15.1


                          ACCOUNTANTS' AWARENESS LETTER


May 14, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 13, 2002 on our review of the condensed consolidated interim financial information of Global Marine Inc. and subsidiaries (the "Company") as of and for the period ended March 31, 2002, and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2002, is incorporated by reference in the Registration Statement on Form S-3 (Registration No. 333-45908) of the Company.

Very truly yours,


/s/ PricewaterhouseCoopers LLP